Exhibit 10.12

Import Negotiation Agreement

The two parties to this Agreement enter into this Agreement on an equality and voluntariness. All provisions under this Agreement are the true expression of their respective willingness. For the purpose of defending Party B’s legal rights and benefits, Party A particularly reminds Party B to pay special attention to all the terms and conditions related to their rights and obligations, particularly those in bold letters.

Party A: Tianjin Free Trade Zone (FTZ) Branch of Industrial & Commercial Bank of China
Add: 176 Tianbao Avenue, FTZ, Tianjin
Legal Rep.: Xing Jun

Party B: Tianjin Seashore New District Shisheng Business Trading Group Ltd
Add: F2 Construction Bank, 8 Coastal Way FTZ, Tianjin
Legal Rep: Cheng Weihong

Whereas Party B has applied for, at Party A, import letter of credit and import collection negotiation business, the two parties enter into this Agreement to specify their respective rights and obligations.

Article 1  Definition: “import negotiation” refers to the business mode under which Party B requests Party A to open letter of credit or requests Party A to act as collecting bank for its import business. Since Party B may have capital demand from time to time, in such case Party B agrees and Party A accepts to put the title of Party B’s imported goods under the name of Party A, and will provide other guarantees if demanded by Party A. Under such a condition, Party A will make payment to exporter on behalf of Party B and Party B will pay back the money plus interest, commission, expenses and penalty (if any) for overdue payment within an agreed period to Party A. In addition to that, all risks relating to the goods under such import negotiation business shall remains at Party B.

Article 2  This Agreement is applicable to all import letter of credit and import negotiation business. However Party B shall apply for the service case by case, and for each case, the amount, term and interest shall be determined by Party A.

Article 3  For the purpose of managing the credit granted to Party B, Party A shall be entitled to inspect and supervise the operation and financial status, inventory and sales of Party B. Party B shall submit its monthly financial statement and concerned statistic figures to Party A.

Article 4  In order to secure that Party A takes back the payment advanced and interest and expenses, Party B agrees to put the document related to and title of goods imported to Party A. In each case, Party B shall issue to Party A trust receipt, by which Party B, as trustee of Party A, shall hold and dispose of the document and goods related thereto under letter of credit in favor of Party A. Whenever goods is sold out, the money received shall be held by Party B on behalf of Party A who may collect at any time. Party B guarantees to deposit such sales revenue in account designated by Party A. Should Party B fails to pay back debt to Party A, Party A shall be entitled to dispose of the goods concerned directly.

On request of Party A, Party B shall provide Party A with an acceptable guarantee for maximum amount, under the contract of which the underwriting responsibility shall cover all business under this Agreement. In case that Party B providing pledge/mortgage to Party A, the pledge/mortgage shall be items other than the goods imported.

The trust receipt and guarantee contract mentioned above shall constitute an inalienable part of this Agreement with equal validity.

Article 5 Party B shall pay back principal and interest on due date to Party A. Party B may also choose to pay back earlier or by installments. Interest after principal paid shall be deemed as balance unpaid.
Should Party B fail to pay back on due date for whatever reason, Party A shall be entitled to:

1. collect punitive interest on overdue principal, which shall be an extra __% in addition to the negotiation interest; for overdue interest, this punitive interest rate shall also apply and be compound;

2. deduct the unpaid amount from Party B’s account as set forth in this Agreement;
3. dispose of items under mortgage or request guarantor to make payment on Party B’s behalf;
4. take any actions that may sufficiently defend the right and benefit of Party A under this Agreement.

Article 6  In consideration of each case, Party A may request Party B have the goods under import negotiation business insured with Party A as the first beneficiary. Party A is entitled to directly deduct the principal and interest of the import negotiation business from compensation by insurer.

Article 7  Party B’s statement, guarantee and commitment:

1.	Party B is an economic body established as per the laws of the People’s Republic of China with independent legal representative qualification;
2.	Party B has all the rights as a legal person as well as the statutory qualification and permit to perform its responsibilities;
3.	All document and materials related to the import negotiation business provided by Party B to Party A are true;
4.
Party B guarantees that no limit to the right of imported goods (such as mortgage and pledge) under this Agreement has been made, and Party B guarantees that Party A’s right to dispose of the goods as per set forth in this Agreement will in no case be challenged by any third party;

5.	Party B further guarantees that, unless with Party A’s prior written consent, Party B will not:
a)	Provide guarantee to any other economic body before settling the import negotiation amount (including principal and interest);
b)	Cause, result in or permit any possible loss and/or damage to the current and future property income and right of Party A;
6.	In whatever circumstance, Party B is committed not to:
a)	After Party A releasing document to Party B, challenge Party A’s claim by incompliance contained in document;
b)	Jeopardize Party A’s claim by conflict in its trading contract;
c)	Put the document or goods that the document represents under the negotiation business to pledge or mortgage of others;
d)	Do anything that might impact performance of obligations and responsibilities under this Agreement.

Article 8  Default responsibility

1.	Any of the circumstances listed below shall constitute a breach of this Agreement:
a)	Statement and guarantee made by Party B in this Agreement is not true, or Party B breaks its commitment under this Agreement;
b)	Party B fails to perform its obligations under this Agreement;’
c)	In the opinion of Party A, Party B’s operation or credibility has changed to the degree that may impact its performance of responsibilities and obligations under this Agreement;
d)	Party B is out of business, dissolved, in settlement, suspended, revoked of its business license, rescinded or in process of bankruptcy;
e)
Party B is involved in significant economic dispute, or is counted reliable for incident due to its incompliance with concerned security and environment laws and regulations or industrial standards, the result of which will unfavorably impact its performance of this Agreement;

f)	Party B obtains credit funds from Party A by false contract with its affiliate or evades its debt to Party A via associated transaction;
g)	Guarantee provided under this Agreement changes unfavorably to Party A, and Party B fails to provide other guarantee as requested by Party A;
h)	Other circumstances that may result in significant adverse impact to Party B’s performance of this Agreement.
2.	In case of breach by Party B, Party A is entitled to take one or more of the following remedies:
a)	Demanding Party B correct its breach behavior within a clear period;
b)	Suspending credit fund unreleased;
c)	Declaring immediate mature of all unpaid credit fund, and Party B must pay back the money and take all default responsibilities;
d)	Other measures that stipulated in concerned laws and regulations, or set forth in this Agreement, or those considered necessary by Party A.

Conducting any of the above actions or measures shall not impact any of Party A’s rights under this Agreement. Party B unconditionally waives its right to defense.

Article 9  In case that credit fund granted by Party A fall due (including being declared earlier mature) and Party B fails to pay back as agreed, then Party A shall be entitled to deduct the corresponding amount from Party B’s account at Party A, or from any Party B’s account opened at any ICBC branch. Party B guarantees not to and waives to challenge.

Should the deducted amount is in different currency other than that under this Agreement, the money shall be converted with the exchange rated applied by Party A on the date of deduction. During the period between the deduction date and the settlement date (the date on which Party B’s debt is actually settled after Party A converting the deducted amount into currency under this Agreement as per concerned state foreign exchange policy), any interest and other expenses, as well as extra amount occurred due to fluctuation of exchange rate shall be borne by Party B.

Article 10  In accordance with concerned laws and regulations, or requirement of financial regulatory institutions, Party A is entitled to provide information relating to this Agreement and other information related to Party B to the credit investigations system of the People’s Bank of China as well as other credit information database legally established, so that eligible institution or individual may check and use them. In addition, Party A is also entitled to check information related to Party B in the credit investigations system of the People’s Bank of China as well as other credit information database legally established.

Article 11  Any unperformance or postponed performance of Party A’s rights under this Agreement shall not be deemed waiver of such right, and shall not influence any obligations of Party B under this Agreement.

Article 12  With mutual written consent of the two parties, this Agreement may be modified and/or amended. Any modification and/or amendment made to this Agreement and signed by both parties shall constitute an indivisible part of this Agreement with equal validity. This Agreement shall remains valid before any modification and/or amendment takes effectiveness.

Article 13  Any dispute arise from performance of this Agreement shall be firstly be settled through consultation. Should the parties fail to find a common ground, the dispute may be brought to court at place where Party A is located for proceeding.

During proceedings, the parts not involving the dispute shall remain valid for performance.

Article 14  Should Party B is merged, divided or modified, it must inform Party A in advance. This Agreement shall remain valid and effective to the party (parties) after such merging, dividing or modification, who shall undertake its (their respective) rights and obligations under this Agreement.

Article 15  The letter of application for import negotiation under this Agreement shall constitute an effective part of this Agreement, the terms and conditions specified therein shall have the equal validity with those of this Agreement.

Article 16  This Agreement becomes effective on the date of signature. Any party is entitled to terminate this Agreement by giving the other party a 15-day written notice. The import negotiation business already completed before termination of this Agreement shall not be influenced, and the rights and obligations of the two parties shall continue to be bound by this Agreement.

Party A:

Party B:

Date:

Agreement on Opening of Irrevocable Documentary Letter of Credit

The two parties to this Agreement enter into this Agreement on an equality and voluntariness. All provisions under this Agreement are the true expression of their respective willingness. For the purpose of defending Party B’s legal rights and benefits, Party A particularly reminds Party B to pay special attention to all the terms and conditions related to their rights and obligations, particularly those in bold letters.

Party A: Tianjin Free Trade Zone (FTZ) Branch of Industrial & Commercial Bank of China
Add: 176 Tianbao Avenue, FTZ, Tianjin
Legal Rep.: Xing Jun

Party B: Tianjin Seashore New District Shisheng Business Trading Group Ltd
Add: F2 Construction Bank, 8 Coastal Way FTZ, Tianjin
Legal Rep: Cheng Weihong

Whereas Party B request Party A to open letter of credit for its import business, the two parties conclude this Agreement to specify their responsibilities and obligations.

Article 1  This Agreement is applicable to all letters of credit opened by Party A for Party B in term of this Agreement. For each case, Party B shall submit a written application, on which Party A may decide on its discretion.
Article 2  Party B is committed to:

1.	Process all issues in accordance with Uniform Customs and Practice for Documentary Credits, UCP 600 (ICC Publication No. 600), and undertake all responsibilities so incurred.
2.
Abide by state policy and regulations relating to foreign trade and foreign exchange management; respect Party A’s regulation concerning commercial investigation and operation; provide Party A with requested document at required time.

3.
For application for letter of credit within term of this Agreement, if Party A demand a deposit, Party B hereby authorizes Party A to transfer such amount directly to a deposit account from Party B’s account at Party A (Account No.: 0302092119300081539).

4.	Provide other guarantee as requested by Party A.

Article 3  Party A may, on demand of its business, choose proper advising bank and negotiating bank for letter of credit, and entrust other bank to dispose of concerned deals.

Article 4  Party A has the sole right to determine if document appear to be listed, and if document appear to be other document. If Party A deems document in compliance, or acceptable with minor incompliance, or has goods under the letter of credit picked up, then Party B guarantees to make payment under the letter of credit within time specified by Party A. Once Party A’s appointee or authorized has made payment in good faith against Party A’s direction, and Party A or its appointee/authorized has accepted document under the letter of credit in good faith, and confirming bank of the letter of credit has performed payment in good faith, and negotiating bank of the letter of credit has negotiated in good faith, then Party B shall not request Party A to protest for whatever reason.

Article 5  Should Party B fail to make payment under the letter of credit, Party A shall be entitled to deduct the respective amount from Party B’s account. Should the deducted amount is in different currency other than that under the letter of credit, the money shall be converted with the exchange rated applied by Party A on the date of deduction. During the period between the deduction date and the settlement date (the date on which Party B’s debt is actually settled after Party A converting the deducted amount into currency under the letter of credit as per concerned state foreign exchange policy), any interest and other expenses, as well as extra amount occurred due to fluctuation of exchange rate shall be borne by Party B.

Article 6  Should Party B is obliged to advance fund due to short balance in Party B’s account, Party B agrees to compensate such advanced money plus interest incurred. Party A is entitled to collect punitive interest (30% per year) on the advanced money.

Article 7  Payment/amount/money under letter of credit under this agreement shall include the cost of goods payable under letter of credit (including additional amount due to modification of letter of credit and/or amount added due to extra delivered goods, and additional amount due to exchange fluctuation), interest, bank expenses (including those incurred overseas) and the fund in renminbi and other currencies that Party A has to indemnify under the letter of credit (including all legal expenses).

Article 8  Before Party B clears up all payment under letter of credit, the title to all document under letter of credit and/or to goods that such document represent shall remain at Party A. Both parties hereby confirm that all risks related to the goods under letter of credit shall be borne by Party B.

Article 9  Letter of credit opened by Party A shall be independent of all and any trading contract. Should any dispute or fraud arise from trading contract that letter of credit is involved, Party B shall first consult with Party A for settlement in line with concerned international practices. Once any party under the letter of credit has accepted, confirmed payment or made payment already, Party B guarantees not to refuse to perform its payment obligation under the letter of credit against trade fraud or other reasons.

Article 10  Application for opening irrevocable documentary letter of credit shall be made in English. Should Party B do it in Chinese, it shall be responsible for any translation error and/or unclear writing or ambiguous wording.

Article 11  Should correspondence and document under letter of credit be lost, delayed or missing during electronic transfer or mailing, or there occurred any loss and damage due to other force majeure factors, Party B shall take the consequence.

Article 12  Once Party A issues letter of credit and/or modification of the same, it shall present one copy of letter of credit and/or modification of the same to Party B for review. Party B shall, within two working days after receiving such copy, inform Party A incompliance, if any. If Party A has not been informed by Party B at time specified above, the letter of credit and/or modification of the same shall be deemed accepted by Party B.

Article 13  Unless otherwise stated or agreed, all document provided by Party B in relation with the letter of credit with official stamp or business stamp of Party B, shall be deemed Party B’s effective authorization. And Party B shall undertake all responsibilities so occurred.

Article 14  Application for opening irrevocable documentary letter of credit shall constitute an effective component of this Agreement and shall be binding upon both parties. In case application differ from what is specified in the Agreement, application shall prevail.

Article 15  If Party B is involved in significant economic dispute, or is counted reliable for incident due to its incompliance with concerned security and environment laws and regulations or industrial standards, the result of which will unfavorably impact its performance of this Agreement, Party B shall promptly inform Party A, who is entitled to take one or more of the following remedies:

1.	Demanding Party B correct its breach behavior within a clear period;
2.	Demanding Party B provide additional deposit or other counter guarantee;
3.	Suspending Party B’s payment from and into the account opened at Party A;
4.	Against letter of credit value, freeze Party B’s account opened at Party A or at other ICBC branches and transfer the frozen fund as Party B’s deposit;
5.	Other measures that stipulated in concerned laws and regulations, or set forth in this Agreement, or those considered necessary by Party A.

Article 16  For the purpose of execute all debtor’s right under this Agreement, Party A shall be entitled to deduct the corresponding amount from Party B’s account at Party A, or from any Party B’s account opened at any ICBC branch. Party B guarantees not to and waives to challenge.

Should the deducted amount is in different currency other than that under this Agreement, the money shall be converted with the exchange rated applied by Party A on the date of deduction. During the period between the deduction date and the settlement date (the date on which Party B’s debt is actually settled after Party A converting the deducted amount into currency under this Agreement as per concerned state foreign exchange policy), any interest and other expenses, as well as extra amount occurred due to fluctuation of exchange rate shall be borne by Party B.

Article 17  In accordance with concerned laws and regulations, or requirement of financial regulatory institutions, Party A is entitled to provide information relating to this Agreement and other information related to Party B to the credit investigations system of the People’s Bank of China as well as other credit information database legally established, so that eligible institution or individual may check and use them. In addition, Party A is also entitled to check information related to Party B in the credit investigations system of the People’s Bank of China as well as other credit information database legally established.

Article 18  Any dispute arise from performance of this Agreement shall be firstly be settled through consultation. Should the parties fail to find a common ground, the dispute may be brought to court at place where Party A is located for proceeding.

Article 19  This Agreement is made in two copies, each held by the parties. This Agreement shall become effective from the date of signature and continues to be effective for one year, till 31st October 2011. Any business under letter of credit already completed before termination of this Agreement as well as obligations not completed shall continue to be bound by this Agreement.

Party A:

Party B:

Date: 1st November 2010